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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF PRIMARK CORPORATION

     PRIMARK CORPORATION OWN ALL OF THE ISSUED AND OUTSTANDING COMMON STOCK OF PRIMARK HOLDING CORPORATION, AND PRIMARK FINANCIAL TECHNOLOGIES, INC., WHICH ARE ALL DELWARE CORPORATIONS. PRIMARK CORPORATION ALSO HOLDS A 20% INTEREST IN PRIMARK DECISION ECONOMICS, INC., A MASSACHUSETTS CORPORATION.

     Primark Holding Corporation owns all of the issued and outstanding common stock of:

     - Baseline Financial Services, Inc.; a New York Corporation.

     - Primark Information Service (U.K.) Limited (U.K.) which owns all the common stock of:

        - Datastream Group (U.K.) which owns Datastream (U.K.);

        - Datastream Pension Trustees Limited (U.K.);

        - Primark Investment Management Services Limited (U.K.);

        - Datastream International Limited (U.K.) which owns all the common stock of Primark Netherlands B.V. (the Netherlands) and has a branch in Malaysia.

        - I/B/E/S (U.K.) Limited

        -Disclosure Limited (U.K.);

        -ICV Limited (U.K)

     - Primark Switzerland Ltd. (Switzerland)

     - Datastream International GmbH (Germany)

     - Primark Hong Kong Limited

     - Datastream International Inc. (Delaware)

     - Datastream International (Japan) K.K. (Japan)

     - Primark Australia Pty.  Limited (Australia)

     - Datastream International (D.C.), Inc. (Delaware)

     - Datastream International (Canada) Ltd. (Canada) - Primark Italy S.r.L. (Italy)

     - Datastream International (Sweden) Aktiebolag (Sweden)

     - Datastream International (South Africa) Proprietary Limited (South
       Africa)

     - Primark Korea Limited (Korea)

     - Primark (Thailand) Limited (Thailand)

     - Primark Singapore Pte., Ltd. (Singapore)

     - Vestek Systems, Inc., a California corporation

     - Disclosure Incorporated (Delaware) which owns all the issued and outstanding stock of:

        - Disclosure International, Inc. (Delaware) which owns 80% interest in:

        - Worldscope/Disclosure LLC which owns all of the issued and outstanding stock of Worldscope/ Disclosure India Pvt. Ltd.; and

        -Worldscope/ Disclosure International Partners (Ireland)

     - I/B/E/S International, Inc. (Delaware)which owns all the issued and outstanding stock of:

        - I/BE/S Inc. (Delaware)

        - I/B/E/S Japan K.K. (Japan)

     - Datastream International (France) SA (France) which owns all the issued and outstanding stock of Groupe DAFSA S.A. and a 4.4% interest in Globe On-Line. Groupe DAFSA owns DAFSA Edition SNC and a 33% interest in Panroma.

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     - WEFA, Inc. (Delaware) which owns all of the issued and outstanding common stock of Primark Southern Africa (Pty) Ltd. (S. Africa).

     - WEFA GmbH (Germany) which owns all of the issued and outstanding common stock of WEFA - CEIS GmbH (Germany).

     - WEFA S.A. (France)

     - Primark Belgium SA (Belgium) - WEFA Canada, Inc. (Canada)

     - WEFA (Holdings) Limited, (England), which owns WEFA Limited (England), which in turns owns Staniland Hall Associates Limited (England)

     - WEFA Inc. also owns a 45% interest in Ciemex, Inc. (Delaware), which owns Ciemex WEFA, Inc. (Delaware)

     - Primark Data Company (Delaware)

     - Primark Information Service Spain S.A. (Spain)

     - Primark Luxembourg SA (Luxembourg) 99% interest held by PHC; remaining 1% held by Primark Corporation

     - Primark Poland S.P. 20.0